Exhibit 10.1

THIRD AMENDMENT AND JOINDER TO CREDIT AGREEMENT AND TO SECURITY AGREEMENT

This Third Amendment and Joinder to Credit Agreement and to Security Agreement (the “Amendment”) is made as of this 15th day of September 2014, by and among SL INDUSTRIES, INC., a Delaware corporation, and each of the entities listed as a Borrower on the signature pages hereto (collectively, “Existing Borrowers” and each is individually referred to as an “Existing Borrower”), each of the entities listed as a GUARANTOR on the signature pages hereto (collectively “Guarantors” and each is individually referred to as a “Guarantor”, and SLMTI DS LLC, a Delaware limited liability company (the “Joining Borrower” and collectively with the Existing Borrowers, the “Borrowers” and collectively with the Guarantors, the “Loan Parties”) the financial institutions which are now or which hereafter become a party hereto as lenders (collectively, the “Lenders” and each is individually referred to as a “Lender”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”) and in its capacity as a Lender.

BACKGROUND

A. On August 9, 2012, Existing Borrowers, Guarantors, Lenders and Administrative Agent entered into a Credit Agreement to reflect certain financing arrangements between the parties thereto (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”) and executed a Security Agreement in connection therewith (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Security Agreement”). The Credit Agreement, Security Agreement, and all other documents executed in connection therewith are collectively referred to herein as the “Existing Financing Agreements.” All capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

B. The Existing Borrowers have informed Administrative Agent and Lenders that Joining Borrower has become affiliated with Existing Borrowers and has acquired the assets of Dynetic Systems, Inc. (“Asset Acquisition”). The Existing Borrowers have requested that Administrative Agent and Lenders consent to allowing Joining Borrower to become a “Borrower” under the Credit Agreement and a “Debtor” under the Security Agreement and amend certain terms and provisions contained in the Credit Agreement and Security Agreement, in each case subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Joinder.

(a) Upon the effectiveness of this Amendment, Joining Borrower joins in as, assumes the obligations and liabilities of, adopts the obligations, liabilities and role of, and becomes, a Borrower and a Debtor (as defined in the Security Agreement) under the Existing Financing Agreements. All references to Borrower or Borrowers and to Debtor or Debtors contained in the Existing Financing Documents are hereby deemed for all purposes to also refer to and include Joining Borrower as a Borrower or Debtor, as applicable, and Joining Borrower hereby agrees to comply with all terms and conditions of the Existing Financing Agreements (as may be modified in connection herewith) as if Joining Borrower were an original signatory thereto.

(b) Without limiting the generality of the provisions of paragraph (a) above, Joining Borrower hereby becomes liable on a joint and several basis, along with all other Borrowers, for all Loans made by Lenders under the Existing Financing Agreements and all Obligations under the Existing Financing Agreements.

2. Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the Credit Agreement shall be amended as follows:

(a) Indebtedness. Clause (v) of Section 8.2.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

(v) Any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent, (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge or another Interest Rate Hedge only for hedging (rather than speculative) purposes, or (iv) other agreements or arrangements pursuant to which a financial institution provides foreign currency exchange services to the Loan Parties, provided, however that all obligations arising from such agreements or arrangements shall be on an unsecured basis and that the notional contract amount of such obligations shall not exceed at any time an aggregate amount equal to $15,500,000;

(b) Loans and Investments. Clause (v) of Section 8.2.4 of the Credit Agreement shall be amended and restated in its entirety as follows:

(v) so long as no Event of Default shall have occurred and be continuing: (a) make investments in securities of trade creditors, customers or any debtor of any Borrower or any of its Subsidiaries received in compromise of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, customers or debtors and any Investments received in satisfaction of judgments, and (b) other investments not otherwise referenced in this Section 8.2.4 in an aggregate amount not to exceed $1,000,000 at any one time during the term of this Agreement.

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3. Schedules. Upon the effectiveness of this Amendment, the Schedules to the Credit Agreement shall be amended and supplemented as set forth on Exhibit A hereto and the Schedules to the Security Agreement shall be amended and supplemented as set forth on Exhibit B hereto.

4. Representations and Warranties. Each Loan Party hereby:

(a) reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement, Security Agreement and all of the other Existing Financing Agreements (as modified in connection herewith) and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b) reaffirms all of the covenants contained in the Credit Agreement and Security Agreement, and covenants to abide thereby until all Loans, Obligations and other liabilities of Loan Parties to Administrative Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Administrative Agent and Lenders;

(c) represents and warrants that no Potential Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements (including that the guaranty of SL Industries, Inc. and of SL Montevideo Technology, Inc. of certain of Joining Borrower’s obligations in conjunction with the Asset Acquisition, are permitted under Section 8.2.1 (vii) of the Credit Agreement);

(d) represents and warrants that since June 30, 2014, no event or development has occurred which has had or is reasonably likely to have a Material Adverse Change;

(e) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment and all related agreements, instruments, and documents to which such Loan Party is a party, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment and any related agreements, instruments or documents on its behalf were similarly authorized and empowered, and that neither this Amendment or any related agreements, instruments, or documents contravenes any provisions of its Articles of Incorporation or Certificate of Formation, as applicable and Bylaws or Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound;

(f) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered by such Loan Party in connection herewith, are valid, binding and enforceable in accordance with their respective terms; and

(g) represents and warrants that the Asset Acquisition constitutes a Permitted Acquisition under the Credit Agreement, and accordingly that the Borrowers’ Pro-Forma Leverage Ratio, on a pro forma basis after giving effect to the Asset Acquisition, is less than or equal to 2.75 to 1.0 as of the most recent fiscal quarter end for the trailing 12 month period then ending.

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5. Security Interest. As security for the payment and performance of the Obligations, and satisfaction by the Loan Parties of all covenants and undertakings contained in the Credit Agreement, the Loan Documents and the Existing Financing Agreements (as modified in connection herewith), each of the Loan Parties reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Administrative Agent, for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located. Joining Borrower hereby agrees that the Administrative Agent and the Lenders and any IRH Provider shall have, and Joining Borrower hereby grants to and creates in favor of PNC Bank, National Association, in its capacity as Administrative Agent, for its benefit and the ratable benefit of each Lender and IRH Provider (as defined in the Security Agreement), a continuing first priority, perfected lien and security interest in and upon the Collateral (as defined in the Security Agreement) of Joining Borrower, whether now owned or hereafter acquired or arising and wherever located.

6. Confirmation of Indebtedness. Loan Parties confirm and acknowledge that as of the close of business on September 15, 2014, Borrowers were indebted to Administrative Agent and Lenders under the Credit Agreement in the aggregate principal amount of (i) $472,692.00, comprised of $0.00 of outstanding Revolving Credit Loans and $472,692.00 for issued and outstanding Letters of Credit and (ii) $6,422,749.00 under the DOJ/EPA Letter of Credit, in each case without any deduction, defense, setoff, claim or counterclaim, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents.

7. Acknowledgment of Guarantors. Each Guarantor hereby covenants and agrees that the Continuing Agreement of Guaranty and Suretyship dated August 9, 2012, as amended, restated, supplemented and otherwise modified from time to time, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers and each other Guarantor to Administrative Agent and Lenders under the Credit Agreement and the other Loan Documents.

8. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the satisfaction of each of the following conditions (all documents to be in form and substance reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel):

(a) Administrative Agent shall have received this Amendment duly executed by Lenders and all Loan Parties;

(b) Loan Parties shall have paid or reimbursed Administrative Agent for its reasonable attorneys’ fees and expenses as required under the Credit Agreement, including those in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto;

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(c) Administrative Agent shall have received each of the agreements, instruments, certificates and documents listed on Exhibit C attached hereto; and

(d) Execution and/or delivery of all other agreements, instruments and documents requested by Administrative Agent to effectuate and implement the terms hereof.

9. Reaffirmation of Existing Financing Agreements. Except as expressly modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, the Security Agreement, as amended, and all other of the Existing Financing Agreements (except as otherwise modified in connection herewith), are hereby reaffirmed and shall continue in full force and effect as therein written.

10. Release. As further consideration for Administrative Agent’s and Lenders’ agreement to grant the accommodations set forth herein, each Borrower and each Guarantor hereby waives and releases and forever discharges Administrative Agent and Lenders and their respective officers, directors, attorneys, agents and employees (the “Released Parties”) from any liability, damage, claim, loss or expense of any kind that Borrowers, Guarantors, or any of them, may have against Released Parties, or any of them, arising out of or relating to the Obligations, this Amendment or the Loan Documents.

11. Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e) This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

EXISTING BORROWERS:	SL INDUSTRIES, INC.

By:
	Name:	Louis J. Belardi
	Title:	CFO, Secretary & Treasurer

SL DELAWARE, INC.
SL DELAWARE HOLDINGS, INC.
TEAL ELECTRONICS CORPORATION
RFL ELECTRONICS INC.
SL MONTEVIDEO TECHNOLOGY, INC.
SL SURFACE TECHNOLOGIES, INC.
CEDAR CORPORATION
MTE CORPORATION
MEX HOLDINGS LLC
SL POWER ELECTRONICS CORPORATION
SLGC HOLDINGS, INC.

By:
	Name:	Louis J. Belardi
	Title:	Authorized Officer

JOINING BORROWER:	SLMTI DS LLC

By:
	Name:	Louis J. Belardi
	Title:	Authorized Officer

GUARANTORS:	SL POWER ELECTRONICS LTD.
INDUSTRIAS SL, S.A. DE C.V.
CONDOR POWER SUPPLIES DE MEXICO, S.A. DE C.V.
SL XIANGHE POWER ELECTRONICS CORP.
SL SHANGHAI POWER ELECTRONICS CORP.
SL SHANGHAI INTERNATIONAL TRADING CORP.
CEDRO DE MEXICO, S.A. DE C.V.
TPE DE MEXICO, S. DE R.L. DE C.V.

By:
	Name:	Louis J. Belardi
	Title:	Authorized Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO AND JOINDER TO CREDIT

AGREEMENT AND SECURITY AGREEMENT]

S-1

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:
	Name:	Kirk M. Mader
	Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO AND JOINDER TO CREDIT

AGREEMENT AND SECURITY AGREEMENT]

S-2

Exhibit A

Amended and Supplemented Schedules to the Credit Agreement

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for DOJ/EPA Loans	Commitment	Ratable Share
Name: PNC Bank, National Association Address: 1600 Market Street, 22nd Floor, F2-F070-22-2 Philadelphia, PA 19103 Attention: Kirk Mader,	$40,000,000	$10,700,000	$50,700,000	100%
Senior Vice President Telephone: 215.585.1385 Telecopy: 215.585.4144

SCHEDULE 1.1(B) - 1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name: PNC Bank, National Association

Address: 1600 Market Street, 22nd Floor, F2-F070-22-2

Philadelphia, PA 19103

Attention: Kirk Mader, Senior Vice President

Telephone:	215.585.1385
Telecopy:	215.585.4144

With a Copy To:

PNC Bank, National Association

Loan Administrator — Team Lead

Commercial Loan Administration

PNC Harborside

One East Pratt Street

4th Floor W, Mail Stop C3-C411-04-1

Baltimore, Maryland 21202

Attention:	Nancy Norris
Telephone:	410.237.5283
Telecopy:	410.237.5256

BORROWER:

Name: SL Industries, Inc.

SL Delaware, Inc.

SL Delaware Holdings, Inc.

Teal Electronics Corporation

RFL Electronics, Inc.

SL Montevideo Technology, Inc.

SL Surface Technologies, Inc.

MTE Corporation

Cedar Corporation

MEX Holdings LLC

SL Power Electronics Corporation

SLGC Holdings, Inc.

SLMTI DS LLC

Address: 520 Fellowship Road, Suite A-114

SCHEDULE 1.1(B) - 2

Mount Laurel, NJ 08054

Attention:	Louis J. Belardi
Telephone:	(856) 222-5525
Telecopy:	(856) 727-1683

GUARANTORS:

Name: SL Power Electronics Ltd.

Industrias SL, S.A. de C.V.

Condor Power Supplies de Mexico, S.A. de C.V.

SL Xianghe Power Electronics Corp.

SL Shanghai Power Electronics Corp.

SL Shanghai International Trading Corp.

Cedro de Mexico, S.A. de C.V.

TPE de Mexico, S. de R.L. De C.V.

Address: 520 Fellowship Road, Suite A-114

Mount Laurel, NJ 08054

Attention:	Louis J. Belardi
Telephone:	(856) 222-5525
Telecopy:	(856) 727-1683

SCHEDULE 1.1(B) - 2

SCHEDULE 1.1(P)

PERMITTED LIENS

Debtor	Secured Party	Type/Filing Date	File Number	State	Collateral Description
RFL Electronics Inc.	Oce Financial Services Inc.	Original 4/7/2010	25593105	NJ	Equipment under PO# 49315 and all accessions, attachments, replacements, substitutions, modifications and additions thereto, now or hereafter acquired, and all proceeds thereof (including insurance proceeds) Model serial# with all peripherals TDS720FA, 0772006341, 4904942, 0073205780, TC54, 0451014275. This is a precautionary filing in connection with a true lease transaction and is not to be construed as indicating the transaction is other than a true lease.
SLMTI DS LLC (Dynetic Systems, Inc. named as Debtor.)*	Clement Leasing, Inc.	Original 03/25/2013	201331696908	MN	Two (2) Super E Machines with Heavy Duty agitator and Electronic Shot Size Control and Submersible Heater. Serial numbers: SEG-1205 SEG-1206

*	On July 25, 2014, the Joining Borrower purchased certain assets from Dynetic Systems, Inc. The described collateral included in the Acquired Assets is subject to this lien.

SCHEDULE 6.1.1

QUALIFICATIONS TO DO BUSINESS

Loan Party	Jurisdiction of Organization	Other States in which Loan Party is Qualified to do Business
SL Industries, Inc.	Delaware	New Jersey

SL Delaware, Inc.	Delaware	None

SL Delaware Holdings, Inc.	Delaware	None

MTE Corporation	Wisconsin	None

RFL Electronics Inc.	Delaware	New Jersey, Ohio

SL Montevideo Technology, Inc.	Minnesota	Pennsylvania

Cedar Corporation	Nevada	None

Teal Electronics Corporation	California	None

Mex Holdings LLC	Delaware	None

SL Power Electronics Corporation	Delaware	California, Massachusetts, Minnesota, New York, Pennsylvania, Washington

SLGC Holdings, Inc.	Delaware	None

SL Surface Technologies, Inc.	New Jersey	None

SLMTI DS LLC	Delaware	Minnesota

SL Power Electronics Ltd.	United Kingdom	None

Industrias SL, S.A. de C.V.	Mexico	None

Condor Power Supplies de Mexico, S.A. de C.V.	Mexico	None

SL Xianghe Power Electronics Corp.	China	None

SL Shanghai Power Electronics Corp.	China	None

SL Shanghai International Trading Corp.	China	None

Cedro de Mexico, S.A. de C.V.	Mexico	None

TPE de Mexico, S. de R.L. De C.V.	Mexico	None

SCHEDULE 6.1.2

SUBSIDIARIES

Company	Authorized Shares	Shares Issued and Outstanding	Holder and % of Equity Interest
SL Delaware, Inc.	1,000	1,000	SL Industries, Inc. 100%
SL Delaware Holdings, Inc.	1,000	1,000	SL Industries, Inc. 100%
MTE Corporation	50,000	1,746 2/3	SL Delaware Holdings, Inc. 100%
RFL Electronics Inc.	1,000	1,000	SL Delaware Holdings, Inc. 100%
SL Montevideo Technology, Inc.	100	1	SL Delaware Holdings, Inc. 100%
Cedar Corporation	25,000	25,000	SL Montevideo Technology, Inc. 100%
Teal Electronics Corporation	1,000	100	SL Delaware Holdings, Inc. 100%
Mex Holdings LLC	N/A	N/A	Teal Electronics Corporation 100%
SL Power Electronics Corporation	3,000	1,000	SL Delaware Holdings, Inc. 100%
SLGC Holdings, Inc.	3,000	1,000	SL Delaware Holdings, Inc. 100%
SL Surface Technologies, Inc.	2,500	2,500	SLGC Holdings, Inc. 100%
SLMTI DS LLC	N/A	N/A	SL Montevideo Technology, Inc. 100%
SL Power Electronics Ltd.	50,000	1,000	SL Power Electronics Corporation 100%

Industrias SL, S.A. de C.V.	100	100	SL Power Electronics Corporation 99%. SL Delaware Holdings, Inc. 1%
Condor Power Supplies de Mexico, S.A. de C.V.	5,000	5,000	SL Power Electronics Corporation 99%. SL Industries, Inc. 1%
SL Xianghe Power Electronics Corp.	386,065	386,065	SL Power Electronics Corporation 100%
SL Shanghai Power Electronics Corp.	39,656	39,656	SL Power Electronics Corporation 100%
SL Shanghai International Trading Corp.	39,648	39,648	SL Power Electronics Corporation 100%
Cedro de Mexico, S.A. de C.V.	5,000	5,000	Cedar Corporation 99.98% SL Delaware Holdings, Inc. .02%
TPE de Mexico, S. de R.L. de C.V.	3,000	3,000	Teal Electronics Corporation 99% MEX Holdings LLC 1%

SCHEDULE 6.1.5

LITIGATION

China

During 2012, the Company conducted an investigation to determine whether certain employees of SL Xianghe Power Electronics Corporation, SL Shanghai Power Electronics Corporation and SL Shanghai International Trading Corporation, three of the Company’s indirect wholly-owned subsidiaries incorporated and operating exclusively in China, may have improperly provided gifts and entertainment to government officials (the “China Investigation”). The Company had retained outside counsel and forensic accountants to assist in the China Investigation. Based upon the China Investigation, the estimated amounts of such gifts and entertainment were not material to the Company’s financial statements. Such estimates did not take into account the costs to the Company of the China Investigation itself, or any other additional costs.

The China Investigation included determining whether there were any violations of laws, including the U.S. Foreign Corrupt Practices Act. The Company’s outside counsel contacted the DOJ and the Securities and Exchange Commission (the “SEC”) voluntarily to disclose that the Company conducted an internal investigation, and agreed to cooperate fully. On September 26, 2013, the DOJ notified the Company that it had closed its inquiry into this matter without filing criminal charges. The Company has not received an update from the SEC regarding the status of its inquiry. The Company cannot predict at this time whether any action may be taken by the SEC.

Environmental

On December 3, 2012, the Company received a demand letter from the State of New Jersey. The demand is for $1,300,000 for past and future cleanup costs and $500,000 for natural resource damages (“NRD”) for a total of $1,800,000 (the “New Jersey Claim”). Although the Company and its counsel believe that it has meritorious defenses to any claim for reimbursement, on February 13, 2013 the Company offered to pay $250,000 to fully resolve the claim presented by the State of New Jersey for past costs, future costs and NRD at the Puchack Well Field Superfund site. The State of New Jersey has not responded to date.

The matters set forth on Schedule 6.1.14 are incorporated herein by reference.

SCHEDULE 6.1.14

ENVIRONMENTAL MATTERS

The disclosures set forth on this Schedule 6.1.14 updates and supplements the disclosures on Schedule 6.1.14 attached to the Second Amendment and Joinder to Credit Agreement and to Security Agreement, dated June 20, 2013, by and among Borrowers, Guarantors, Agent and the Lenders from time to time party thereto, which schedule is incorporated by reference.

The Company has been and is the subject of administrative actions that arise from its ownership of SL Surface Technologies, Inc. (“SurfTech”), a wholly-owned subsidiary, the assets of which were sold in November 2003. SurfTech formerly operated chrome-plating facilities in Pennsauken Township, New Jersey (the “Pennsauken Site”) and Camden, New Jersey (the “Camden Site”).

In 2006 the United States Environmental Protection Agency (the “EPA”) named the Company as a potential responsible party (a “PRP”) in connection with the remediation of the Puchack Well Field, which has been designated as a Superfund Site. The EPA is remediating the Puchack Well Field Superfund Site in two separate operable units. The first operable unit (“OU-1”) consists of an area of chromium groundwater contamination in three aquifers that exceeds the selected cleanup standard. The second operable unit (“OU-2”) pertains to sites that are allegedly the sources of contamination for the first operable unit.

The Company has reached an agreement with both the United States Department of Justice (“DOJ”) and EPA effective April 30, 2013 related to its liability for both OU-1 and OU-2 pursuant to the terms of a Consent Decree which governs the agreement. Specifically, the Company has agreed to perform the remediation for OU-2 and pay a fixed sum for the EPA’s past cost for OU-2 and a portion of the EPA’s past cost for OU-1. The payments are to be made in five equal payments of $2,141,000, for a total $10,705,000, plus interest. The Company has also agreed to pay the EPA’s costs for oversight of the OU-2 remediation. The United States District Court judge signed the Consent Decree effective April 30, 2013, thereby triggering the Company’s obligation under the Consent Decree. On May 10, 2013, the Company made the first payment related to its obligation under the Consent Decree in the amount of $2,185,000, which included interest. On May 20, 2014, the Company made the second payment related to its obligation under the Consent Decree in the amount of $2,211,000, which included interest. The next three payments will be made on the anniversary of the prior year’s payment plus ten days in the same amount of $2,141,000, plus interest. In 2013, the Company had obtained financial assurances for the OU-2 remediation and the fixed payments as required by the terms of the Consent Decree. The financial instruments did not affect the Company’s availability under its Credit facility.

The Company is currently in the final stages of the design phase of the remediation activities for OU-2. The “90% Pre-Final Remediation Design” (the “Pre-Final Design”) is expected to be submitted during the first week of August as required by the Scope of Work to complete the Company’s obligation under the Consent Decree. The Company expects the EPA to respond to this submission by the end of August. The Pre-Final Design, once approved by the EPA, will essentially set the scope of work for the Company’s remediation responsibility related to OU-2 under the terms of the Consent Decree. The Company expects to incur significant remediation costs, which have been accrued, to commence in the fall of 2014 and continue into early 2016.

On December 3, 2012, the Company received a demand letter from the State of New Jersey. The demand is for $1,300,000 for past and future cleanup costs and $500,000 for natural resource damages (“NRD”) for a total of $1,800,000 (the “New Jersey Claim”). Although the Company and its counsel believe that it has meritorious defenses to any claim for reimbursement, on February 13, 2013 the Company offered to pay $250,000 to fully resolve the claim presented by the State of New Jersey for past costs, future costs and NRD at the Puchack Well Field Superfund site. The State of New Jersey has not responded to the Company’s counter-offer.

In the ordinary course of its business the Company is and may be subject to other loss contingencies pursuant to foreign and domestic federal, state and local governmental laws and regulations and may be party to certain legal actions, frequently involving complaints by terminated employees and disputes with customers, suppliers and others. In the opinion of management, any such other loss contingencies are not expected to have a material adverse effect on the financial condition or results of operations of the Company.

Loss contingencies include potential obligations to investigate and eliminate or mitigate the effects on the environment of the disposal or release of certain chemical substances at various sites, such as Superfund sites and other facilities, whether or not they are currently in operation. The Company is currently participating in environmental assessments and cleanups at a number of sites and in the future may be involved in additional environmental assessments and cleanups. Based upon investigations completed to date by the Company and its independent engineering-consulting firms, management has provided an estimated accrual for all known costs believed to be probable and costs that can be reasonably estimated in the amount of $19,413,000, of which $11,247,000 is included as other long-term liabilities, with the remainder recorded as other short-term accrued liabilities, as of June 30, 2014. However, it is the nature of environmental contingencies that other circumstances might arise, the costs of which are indeterminable at this time due to such factors as changing government regulations and stricter standards, the unknown magnitude of cleanup costs, and the unknown timing and extent of the remedial actions that may be required. These other circumstances could result in additional expenses or judgments, or offsets thereto. The adverse resolution of any one or more of these other circumstances could have a material adverse effect on the business, operating results, financial condition or cash flows of the Company. The Company’s environmental costs primarily relate to discontinued operations and such costs have been recorded in discontinued operations, net of tax.

There are three sites on which the Company may incur material environmental costs in the future as a result of past activities of its former subsidiary, SurfTech. There are two Company owned sites related to its former subsidiary, SurfTech. These sites are located in Pennsauken, New Jersey (the “Pennsauken Site”) and in Camden, New Jersey (the “Camden Site”). There is also a third site, which is not owned by the Company, referred to as the “Puchack Well Field Site.” The Puchack Well Field Site and the Pennsauken Site are part of the Puchack Well Field Superfund Site.

With respect to the Camden Site, the Company has reported soil contamination and a groundwater contamination plume emanating from the site. The New Jersey Department of Environmental Protection (“NJDEP”) approved, and the Company implemented in 2010, an interim remedial action pilot study to inject neutralizing chemicals into the unsaturated soil. Based on an assessment of post-injection data, our consultants believe the pilot study can be implemented as a full scale soil remedy to treat unsaturated contaminated soil. A Remedial

Action Workplan for soils (“RAWP”) is being developed. The RAWP will select the injection remedy as the site wide remedy for unsaturated soils, along with demolition and proper disposal of the former concrete building slab and targeted excavation and disposal of impacted soil immediately underlying the slab. Additionally, the RAWP will address a small area of impacted soil off the property. The RAWP for soils will be submitted to the NJDEP in the third quarter of 2014, by the Licensed Site Remediation Professional (“LSRP”) for the site. The RAWP is scheduled to be implemented in the fourth quarter of 2014, so that the injections do not impact the bio-barrier pilot tests mentioned below. The Company’s environmental consultants finalized an interim remedial action pilot study to treat on-site contaminated groundwater, consisting of injecting food-grade product, into the groundwater at the down gradient property boundary, to create a “bio-barrier.” The pilot study includes post-injection monitoring to assess the bio-barrier’s ability to treat contaminated groundwater. Implementation of the groundwater pilot study is currently underway with post-injection effectiveness monitoring expected to continue through the third quarter of 2015.

As previously reported, the Company is currently participating in environmental assessments and cleanups at a number of sites. One of these sites is a commercial facility, located in Wayne, New Jersey. Contaminated soil and groundwater has undergone remediation with NJDEP and LSRP oversight, but contaminants of concern (“COCs”) in groundwater and surface water, which extend off-site, still remain above applicable NJDEP remediation standards. A soil remedial action plan has been developed to remove the new soil source contamination that continues to impact groundwater. Our LSRP filed a RAWP and permit application with the NJDEP to implement a supplemental groundwater remedial action that will likely consist of additional in-situ injections of food grade product into on-site groundwater. The NJDEP has issued a permit authorizing the remedial action to proceed which is scheduled to occur in the fourth quarter of 2014. Estimates have been developed by the Company’s consultants, which includes costs to enhance the existing vapor intrusion system, remedial injections, soil excavation and additional tests and remedial activities. Costs related to this site are recorded as part of discontinued operations, net of tax. The “Remedial Investigation” deadline for this site has been extended to May 7, 2016.

The Company has reported soil and groundwater contamination at the facility of SL-MTI located on its property in Montevideo, Minnesota. An analysis of the contamination has been completed and a remediation plan has been implemented at the site pursuant to the remedial action plan approved by the Minnesota Pollution Control Agency.

A soil vapor extraction system has been operating at the site since October 2008. In 2013 the regulatory and screening levels for soil vapor and groundwater were lowered for some of the contaminants at the site. In response to this regulatory change, SL-MTI’s consultants are conducting additional testing to delineate site impacts and update the site conceptual model. Costs related to this site are recorded as a component of continuing operations.

As of June 30, 2014 and December 31, 2013, environmental accruals of $19,413,000 and $21,789,000, respectively, have been recorded by the Company in accrued liabilities – other and in other long-term liabilities, as appropriate.

Exhibit B

Amended and Supplemented Schedules to Security Agreement

SCHEDULE A

TO

SECURITY AGREEMENT

SECURITY INTEREST DATA SUMMARY

1. The chief executive office of the following companies (each a “Debtor”) is located at the address set forth opposite its name:

Debtor	Location of Chief Executive Office
SL Industries, Inc., a Delaware Corporation	520 Fellowship Road, Suite A-114 Mount Laurel, NJ 08054

SL Power Electronics Corporation	6050 King Drive, Building A Ventura, CA 93003

SL Montevideo Technology, Inc.	2002 Black Oak Ave. Montevideo, MN 56265

RFL Electronics Inc.	353 Powerville Road Boonton Township, NJ 07005

Teal Electronics Corporation	10350 Sorrento Valley Road San Diego, CA 92121

MTE Corporation	N83 W13330 Leon Road Menomonee Falls, WI 53051

SL Delaware, Inc.	1105 N. Market St., Suite 1300 Wilmington, DE 19801

SL Delaware Holdings, Inc.	1105 N. Market St., Suite 1300 Wilmington, DE 19801

Cedar Corporation	520 Fellowship Road, Suite A-114 Mount Laurel, NJ 08054

MEX Holdings LLC	520 Fellowship Road, Suite A-114 Mount Laurel, NJ 08054

SLGC Holdings, Inc	1105 N. Market St., Suite 300 Wilmington, DE 19801

SL Surface Technologies, Inc.	520 Fellowship Road, Suite A-114 Mount Laurel, NJ 08054

SLMTI DS LLC	520 Fellowship Road, Suite A-114 Mount Laurel, NJ 08054

2. Each Debtor’s true and full name is as follows. Each Debtor uses the following trade names or fictitious names:

Debtor’s True & Full Name	Debtor’s Trade Names / Fictitious Names
SL Industries, Inc. a Delaware Corporation	GL Electronics, Inc.; GL Industries, Inc.; SGL Industries, Inc.

SL Power Electronics Corporation	Condor D.C. Power Supplies, Inc.; Condor de Mexico; Condor; Condor D.C.; Condor D.C. Power Supplies Inc.; Industrias SL; Condor Power Supplies (Europe) Ltd.; Todd Power Products; Todd Products Corporation; Todd Power Corporation; Todd Products; Todd; Oryx de Mexico, S.A. de C.V.; Ault Incorporated; Ault Inc.; Ault; Condor Holdings, Inc.; Condor Holdings

Debtor’s True & Full Name	Debtor’s Trade Names / Fictitious Names
SL Montevideo Technology, Inc.	SL-MTI; MTI; SL Montevideo Technology, Inc.
RFL Electronics Inc.	RFL “USA Holdings,” Inc.; RFL Electronics, Inc.
Teal Electronics Corporation	Teal; Teal Electronics
MTE Corporation	None
SL Delaware, Inc.	None
SL Delaware Holdings, Inc.	None
Cedar Corporation	None
MEX Holdings LLC	None
SLGC Holdings, Inc	Waber Power Ltd. merged with and into SLGC Holdings, Inc, effective May 22, 2007.
SL Surface Technologies, Inc.	SL Modern Hard Chrome, Inc.; Cutting Edge Machine Services; Edge; SGL Modern Hard Chrome, Inc.
SLMTI DS LLC	None

3. Each Debtor’s form of organization is as follows:

Debtor	Type of Organization
SL Industries, Inc., a Delaware Corporation	C - Corporation
SL Power Electronics Corporation	C - Corporation
SL Montevideo Technology, Inc.	C - Corporation
RFL Electronics Inc.	C - Corporation
Teal Electronics Corporation	C - Corporation
MTE Corporation	C - Corporation
SL Delaware, Inc.	C - Corporation
SL Delaware Holdings, Inc.	C - Corporation
Cedar Corporation	C - Corporation
MEX Holdings LLC	Limited Liability Company
SLGC Holdings, Inc	C - Corporation
SL Surface Technologies, Inc.	C - Corporation
SLMTI DS LLC	Limited Liability Company

4. Each Debtor’s state of organization is as follows:

Debtor	State of Organization
SL Industries, Inc.	Delaware
SL Power Electronics Corporation	Delaware
SL Montevideo Technology, Inc.	Minnesota
RFL Electronics Inc.	Delaware
Teal Electronics Corporation	California
MTE Corporation	Wisconsin
SL Delaware, Inc.	Delaware
SL Delaware Holdings, Inc.	Delaware
Cedar Corporation	Nevada
MEX Holdings LLC	Delaware
SLGC Holdings, Inc	Delaware
SL Surface Technologies, Inc.	New Jersey
SLMTI DS LLC	Delaware

5. Each Debtor’s EIN # is as follows:

Legal Name	EIN#
SL Industries, Inc. a Delaware Corporation	21-0682685
SL Power Electronics Corporation	95-3320552
SL Montevideo Technology, Inc.	41-1244667
RFL Electronics Inc.	22-3195856
Teal Electronics Corporation	33-0661894
MTE Corporation	39-1447388
SL Delaware, Inc.	51-0265077
SL Delaware Holdings, Inc.	51-0413904
Cedar Corporation	41-6166733
MEX Holdings LLC	20-4560637
SLGC Holdings, Inc	06-0840883
SL Surface Technologies, Inc.	22-2588464
SLMTI DS LLC	47-1409474

6. Each Debtor’s organization ID # is (if any exists) is as follows:

Debtor	Domestic State Organizational ID #
SL Industries, Inc., a Delaware Corporation	5294880
SL Power Electronics Corporation	4278469
SL Montevideo Technology, Inc.	4Z-235
RFL Electronics Inc.	2313740
Teal Electronics Corporation	C1932569
MTE Corporation	1M09834
SL Delaware, Inc.	0942152
SL Delaware Holdings, Inc.	3452219
Cedar Corporation	C3541-1973
MEX Holdings LLC	4131719
SLGC Holdings, Inc	4339211
SL Surface Technologies, Inc.	0100247606
SLMTI DS LLC	5574073

7. All of each Debtor’s personal property which has not been delivered to the Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at such Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Debtor	Alternate Location of Debtor’s Personal Property
SL Industries, Inc. a Delaware Corporation	1416 South Sixth Street Camden, NJ 08102

SL Industries, Inc. a Delaware Corporation	482 Cove Road Pennsauken, NJ 08110

SL Industries, Inc. a Delaware Corporation	14532 Solomons Island Road, Office 2 Solomons, Calvert County, Maryland 20688

Debtor	Alternate Location of Debtor’s Personal Property
SL Power Electronics Corporation	607 Neponset St, Canton, MA 02021

SLMTI DS LLC	Texas Rotronics, Inc. (as bailee) 200C Texas Avenue Brownsville TX 78521

SLMTI DS LLC	Aragorn Industries, Inc. (d.b.a. Diverse Machine Works) (as bailee) 21460 Heywood Ave. Lakeville MN 55044

SLMTI DS LLC	RAMCO Electric Motors (as bailee) 5763 Jaysville-St. Johns Road Greenville OH 45331

SLMTI DS LLC	Integrated Technology, Inc. (as bailee) 7781 Lake Drive Lino Lakes MN 55014

SLMTI DS LLC	Midland Technologies, Inc. (as bailee) 14800 James Road Rogers MN 55374-9361

SLMTI DS LLC	Dongo Tool, Inc. (as bailee) 125 Lowry Ave NE Minneapolis MN 55418-3418

8. All of each Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at such Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

None

Exhibit C

Effectiveness Conditions

1.	Amendments to Schedules to Credit Agreement and Security Agreement

2.	Allonge to Amended and Restated Revolving Credit Note ($40,000,000)

3.	First Amendment to Amended and Restated Pledge Agreement (and corresponding Acknowledgments)

4.	UCC-1 Financing Statement

5.	Certificate of Secretary of Joining Borrower

(a) Certificate of Formation

(b) Amended and Restated Limited Liability Company Agreement

(c) Resolutions

(d) Good Standing Certificates

(e) Incumbency Certificate

6.	Foreign Qualification

7.	Asset Acquisition Documents

8.	Certificate of Secretary of each Borrower

(a) Certificate of No Change to Incorporation/Articles and Bylaws/Operating Agreement

(b) Resolutions

9.	Certificate of Secretary of each Guarantor

(a) Certificate of No Change to Incorporation/Articles and Bylaws/Operating Agreement

(b) Resolutions

10.	Opinion of Joining Borrower’s Counsel

11.	Closing Certificate

12.	Insurance Certificates (Liability and Property)

13.	UCC, Judgment and Federal and State Tax Lien Searches against Joining Borrower and SL Industries NJ